PLEASANT KIDS, INC. 10-Q

Exhibit 3.10

P05000130265

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special instructions to Filing Officer:

Office Use Only

800270682488

03/18/15--01018--004 **35.00

FILED
15 MAR 19 AM 10:34

Amd
MAR 19 2015
R. WHITE

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Pleasant Kids, Inc.

DOCUMENT NUMBER: P05000130265

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Robert Rico
Name of Contact Person

Pleasant Kids, Inc
Firm/ Company

4775 Collins Ave. Suite 506
Address

Miami Beach, FL 33140
City/ State and Zip Code

Robertpleasantkids@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Robert Rico at (855) 710-KIDS
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☒ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED

15 MAR 18 AM 10:34

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Pleasant Kids, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000130265

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:** ______________________________
(Principal office address MUST BE A STREET ADDRESS) ______________________________

____

C. **Enter new mailing address, if applicable:** ______________________________
(Mailing address MAY BE A POST OFFICE BOX) ______________________________

____

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change ☐ Add ☐ Remove	______	______	______
2) ☐ Change ☐ Add ☐ Remove	______	______	______
3) ☐ Change ☐ Add ☐ Remove	______	______	______
4) ☐ Change ☐ Add ☐ Remove	______	______	______
5) ☐ Change ☐ Add ☐ Remove	______	______	______
6) ☐ Change ☐ Add ☐ Remove	______	______	______

E. If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets, if necessary). (Be specific)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

Increasing 50,000,000 to 60,000,0000 of the companies preferred shares.

The date of each amendment(s) adoption: 3-13-2015, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ *The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 3-13-2015

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert Rico

(Typed or printed name of person signing)

CEO

(Title of person signing)

CERTIFICATE OF DESIGNATION, NUMBER, POWERS PREFERENCES AND RELATIVE, PARTICIPATING OPTION, AND OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND OTHER DISTINGUISHING CHARACTERISTICS OF SERIES A PREFERRED STOCK OF PLEASANT KIDS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Pleasant Kids, Inc.

2. The certificate of incorporation authorizes the issuance of 60,000,000 shares of Preferred Stock with a par value to be determined by the Board of Directors and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number full or limited voting powers, or the denial of voting powers, preferences and relative participating, option, and other special rights and the qualifications, limitations restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

   a. RESOLVED, that FIFTY MILLION (50,000,000) shares of the Preferred Stock of which, Sixty Million (60,000,000) Preferred shares are authorized (par value $0.001 per share), are authorized to be issued by this Corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series A Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate of incorporation and in addition thereto, those following:

      i. DESIGNATION. The Preferred Stock subject hereof shall be designated Series A Preferred Stock ("Series A Preferred"). No other shares of Preferred Stock shall be designated as Series A Preferred stock. This designation shall replace the Designation for Series A Preferred Filed on October 1, 2013.

      ii. DIVIDENDS. The Holder of Series A Preferred Stock may or may not be entitled to cumulative dividends, approved by the Board of Directors.

      iii. CONVERSION. Preferred "A" Shares are convertible each into twenty-five shares of Common Stock (25 Common Shares to 1 Preferred A Shares conversion rate). The conversion right of the holders of Series A preferred Stock shall be exercised by the surrender of the certificates representing shares to be converted to the Corporation or its Transfer Agent for the Series A Preferred, accompanied by written notice authorizing conversion. Immediately prior to the close of business on the date the Corporation or its

receives written notice of conversion, each converting holder of Series A preferred shall be deemed to be the holder of record of common stock issuable upon conversion of such holder(s) Series A Preferred notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such common stock shall not then be actually delivered to such person. The conversion ratio for all Series A Preferred shares shall be calculated as of the close of business on the Conversion Record Date regardless of the date the Series A Preferred shares are actually tendered for conversion.

iv. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out all the provisions of this certificate and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

v. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

vi. REGISTRATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall not be obligated to register the shares of common stock issued to the Series A Preferred shareholders upon conversion.

vii. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred shall be entitled to receive liquidation in preference to the holders of common shares or any other class or series of preferred stock.

viii. INVOLUNTARY LIQUIDATION. In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation.

ix. OTHER RESTRICTIONS. There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

x. VOTING RIGHTS. The holder of the shares of Series A Preferred Stock shall have the following voting rights:

1. The holder of the shares of Series A Preferred Stock shall be entitled to 25 votes per 1 vote of common stock on all matters submitted to a vote of the shareholders of the corporation voting together with the holders of the common stock and of any other shares of capital stock of the Corporation entitled to vote at a meeting of shareholders as one class, except in cases where a separate or additional vote or consent of the holders of class or series of capital stock or other equity securities of the Corporation shall be required by these Articles or applicable law, in which case the requirement for any such separate or additional vote or consent shall apply in addition to the single class vote or consent otherwise required by this paragraph.

2. As of each record date for the determination of the Corporation's shareholders entitled to vote on any matter (a "Record Date"), the shares of Series A Preferred Stock shall have the voting rights and powers equal to the number of votes that entitle the holder of the shares of Series A Preferred Stock to exercise one vote more than one-half of all votes entitled to be cast as of such Record Date by all holders of capital stock of the Corporation so as to ensure that the votes entitled to be cast by the holder of the shares of Series A Preferred Stock shall be equal to at least fifty-one percent (51%) of all votes entitled to be cast.

3. Without written consent of the holder of the shares of Series A Preferred Stock at a meeting of the shareholders of this Corporation called for such purpose the Corporation will not amend, alter or repeal any provision of the Articles of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock. Status of Redeemed Stock. In the event the shares of Series A Preferred Stock shall converted pursuant to Section iii hereof, the shares shall be cancelled and returned to the status of authorized but unissued shares of preferred stock.

xi. STATED VALUE. The Shares of Series A Preferred shall have a stated value of $0.001 per share.

xii. OTHER-PREFERENCES. The shares of the Series A Preferred shall have no other preferences, rights, restrictions, or qualifications, except as

otherwise provided by law or the certificate of incorporation of the Corporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said Series A Preferred Stock and fixing the number, powers, preferences and relative, optional participating and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation.

Signed on January, 23, 2015.

By Unanimous Written Consent of the Board of Directors:

Robert Rico – Director

Calvin Lewis - Director

CERTIFICATE OF DESIGNATION, NUMBER, POWERS PREFERENCES AND RELATIVE, PARTICIPATING OPTION, AND OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND OTHER DISTINGUISHING CHARACTERISTICS OF SERIES B PREFERRED STOCK OF PLEASANT KIDS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Pleasant Kids, Inc.

2. The certificate of incorporation authorizes the issuance of 60,000,000 shares of Preferred Stock with a par value to be determined by the Board of Directors and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number full or limited voting powers, or the denial of voting powers, preferences and relative participating, option, and other special rights and the qualifications, limitations restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series B issue of Preferred Stock:

   a. RESOLVED, that TEN MILLION (10,000,000) shares of the Preferred Stock of which, Sixty Million (60,000,000) Preferred shares are authorized (par value $0.001 per share), are authorized to be issued by this Corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series B Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate of incorporation and in addition thereto, those following:

      i. DESIGNATION. The Preferred Stock subject hereof shall be designated Series B Preferred Stock ("Series B Preferred"). No other shares of Preferred Stock shall be designated as Series B Preferred stock.

      ii. DIVIDENDS. The Holder of Series B Preferred Stock will not be entitled to receive dividends of any kind, including but not limited to any dividends paid on Common Stock.

      iii. CONVERSION. The Series B Preferred Stock shall not be convertible into Common Stock at any time.

      iv. LIQUIDATION RIGHTS. The Series B Preferred Stock shall not have any rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

v. OTHER RESTRICTIONS. There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

vi. VOTING.

1. Voting with Common Stock. Each share of the Series B Preferred Stock shall vote together with the holders of the Common Stock and have one thousand (1,000) votes on all matters on which shareholders of the Corporation shall be entitled to vote and be entitled to a vote on all matters submitted to the shareholders. For example, if a matter is presented to the shareholders for a vote and there are 10,000 Series B Preferred shares outstanding and entitled to vote on the matter, then the Holder of the Series B Preferred Stock would be granted 10,000,000 votes.

2. Class Voting Rights. So long as the Series B Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 51% of all outstanding Series B Preferred Stock voting separately as a class, (i) Amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-laws of the Corporation, as amended, as to adversely affect the relative rights, preferences, qualifications, limitations, or restrictions of the Series B Preferred Stock, (ii) effect any reclassification of the Series B Preferred Stock.

3. A class vote on the part of the Series B Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with; (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Series B Preferred Stock in respect to the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligation of the Corporation.

vii. STATED VALUE. The Shares of Series B Preferred shall have a stated value of $0.001 per share.

viii. OTHER-PREFERENCES. The shares of the Series B Preferred shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the certificate of incorporation of the Corporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said Series B Preferred Stock and fixing the number, powers, preferences and relative, optional participating and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation.

Signed on March 16, 2015.

By Unanimous Written Consent of the Board of Directors:

Robert Rico – Director

Calvin Lewis - Director